Exhibit 99.01
IMMERSION CORPORATION
RESTRICTED STOCK AGREEMENT
     Immersion Corporation has granted to the Participant named in the Notice of Grant of Restricted Stock (the “Grant Notice”) to which this Restricted Stock Agreement (the “Agreement”) is attached an Award consisting of shares of Restricted Stock (the “Award”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Immersion Corporation 2007 Equity Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”) and (b) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.
     1. Definitions and Construction.
          1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned in the Grant Notice or the Plan.
          1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
     2. Administration.
          All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award as provided by the Plan. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.
     3. The Award.
          3.1 Sale of Shares. Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue to Participant the number of Shares shown on the Grant Notice. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Shares, the consideration for which shall be past services actually rendered and/or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the Shares. The term “Shares” refers to the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Participant is entitled by reason of Participant’s ownership of the Shares.
          3.2 Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties, or on such other date as the Company and Participant shall agree (the “Purchase Date”). On the Purchase Date, the Company will issue in Participant’s name a stock certificate representing the Shares to be purchased by Participant against payment of the purchase price therefor by Participant by (a) check made payable to the Company, (b) cancellation of indebtedness of the Company to Participant, (c) Participant’s personal services that the Committee has determined have already been rendered to the Company and have a value not less than aggregate par value of the Shares to be issued Participant, or (d) a combination of the foregoing.
          3.3 Restrictions on Resale. By signing this Agreement, Participant agrees not to sell any Shares acquired pursuant to the Plan and this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. This restriction will apply as long as Participant is providing service to the Company or a Subsidiary of the Company.
     4. Company Reacquisition Right.
          4.1 Grant of Company Reacquisition Right. For the purposes of this Agreement, a “Reacquisition Event” shall mean an occurrence of one of the following:
               (a) termination of Participant’s service, whether voluntary or involuntary and with or without cause;
               (b) resignation, retirement or death of Participant; or
               (c) any attempted transfer by Participant of the Shares, or any interest therein, in violation of this Agreement.
Upon the occurrence of a Reacquisition Event, the Company shall have the right (but not an obligation) to purchase the Shares of Participant at a price equal to the Purchase Price per Share (the “Company Reacquisition Right”). The Reacquisition Right shall lapse in accordance with the vesting schedule set forth in the Grant Notice. For purposes of this Agreement, “Unvested Shares” means Shares pursuant to which the Company’s Reacquisition Right has not lapsed.
          4.2 Exercise of Reacquisition Right. Unless the Company provides written notice to Participant within 90 days from the date of termination of Participant’s service to the Company that the Company does not intend to exercise its Reacquisition Right with respect to some or all of the Unvested Shares, the Reacquisition Right shall be deemed automatically exercised by the Company as of the 90th day following such termination, provided that the Company may notify Participant that it is exercising its Reacquisition Right as of a date prior to such 90th day. Unless Participant is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Reacquisition Right as to some or all of the Unvested Shares, execution of this Agreement by Participant constitutes written notice to Participant of the Company’s intention to exercise its Reacquisition Right with respect to all Unvested Shares to which such Reacquisition Right applies at the time of Termination of Participant. The Company, at its choice, may satisfy its payment obligation to Participant with respect to exercise of the Reacquisition Right by either (A) delivering a check to Participant in the amount of the purchase price for the Unvested Shares being reacquired, or (B) in the event Participant is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being reacquired, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. In the event of any deemed automatic exercise of the Reacquisition Right by canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being reacquired, such cancellation of indebtedness shall be deemed automatically to occur as of the 90th day following termination of Participant’s employment or consulting relationship unless the Company otherwise satisfies its payment obligations. As a result of any reacquisition of Unvested Shares pursuant to the Reacquisition Right, the Company shall become the legal and beneficial owner of the Unvested Shares being reacquired and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Unvested Shares being reacquired by the Company, without further action by Participant.
          4.3 Acceptance of Restrictions. Acceptance of the Shares shall constitute Participant’s agreement to such restrictions and the legending of his or her certificates with respect thereto. Notwithstanding such restrictions, however, so long as Participant is the holder of the Shares, or any portion thereof, he or she shall be entitled to receive all dividends declared on and to vote the Shares and to all other rights of a stockholder with respect thereto.
          4.4 Non-Transferability of Unvested Shares. In addition to any other limitation on transfer created by applicable securities laws or any other agreement between the Company and Participant, Participant may not transfer any Unvested Shares, or any interest therein, unless consented to in writing by a duly authorized representative of the Company. Any purported transfer is void and of no effect, and no purported transferee thereof will be recognized as a holder of the Unvested Shares for any purpose whatsoever. Should such a transfer purport to occur, the Company may refuse to carry out the transfer on its books, set aside the transfer, or exercise any other legal or equitable remedy. In the event the Company consents to a transfer of Unvested Shares, all transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Reacquisition Right. In the event of any purchase by the Company hereunder where the Shares or interest are held by a transferee, the transferee shall be obligated, if requested by the Company, to transfer the Shares or interest to the Participant for consideration equal to the amount to be paid by the Company hereunder. In the event the Reacquisition Right is deemed exercised by the Company, the Company may deem any transferee to have transferred the Shares or interest to Participant prior to their purchase by the Company, and payment of the purchase price by the Company to such transferee shall be deemed to satisfy Participant’s obligation to pay such transferee for such Shares or interest, and also to satisfy the Company’s obligation to pay Participant for such Shares or interest.
          4.5 Assignment. The Reacquisition Right may be assigned by the Company in whole or in part to any persons or organization.
          4.6 Dividends, Distributions and Adjustments. Upon the occurrence of a dividend or distribution to the stockholders of the Company paid in shares of stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 4.4 of the Plan, any and all new, substituted or additional securities or other property (other than regular, periodic dividends paid on Shares pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s Unvested Shares shall be immediately subject to the Company Reacquisition Right and included in the term “Unvested Shares” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Shares immediately prior to the dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Shares following a dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.
     5. Restrictive Legends and Stop Transfer Orders.
          5.1 Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
          5.2 Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          5.3 Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as the owner or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
     6. No Rights as Employee, Director or Consultant.

          If the Participant is an Employee, Consultant or Director, the Participant understands and acknowledges that, except as otherwise provided in a separate, written agreement between a Participating Company and the Participant, the Participant’s Service is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.
     7. Section 83(b) Election.
          Participant hereby acknowledges that he or she has been informed that, with respect to the purchase of the Shares, an election may be filed by the Participant with the Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase (the “Election”). Making the Election will result in recognition of taxable income to the Participant on the date of purchase, measured by the excess, if any, of the Fair Market Value of the Shares over the purchase price for the Shares. Absent such an Election, taxable income will be measured and recognized by Participant at the time or times on which the Company’s Reacquisition Right lapses. Participant is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election. PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY PARTICIPANT’S RESPONSIBILITY, AND NOT THE COMPANY’S RESPONSIBILITY, TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PARTICIPANT REQUESTS THE COMPANY, OR ITS REPRESENTATIVE, TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.
     8. Effect of Change in Control on Award.
          In the event of a Change in Control, except to the extent that the Committee determines to cash out the Award in accordance with Section 15.1(c) of the Plan, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue the Company’s rights and obligations with respect to all or any portion of the outstanding Unvested Shares or substitute for all or any portion of the outstanding Unvested Shares substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section, an Unvested Share shall be deemed assumed if, following the Change in Control, the Unvested Share confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of stock pursuant to the Change in Control. Any Unvested Share or portion thereof which is neither assumed nor continued by the Acquiror in connection with the Change in Control shall terminate and cease to be outstanding effective as of the consummation of the Change in Control.

     9. Adjustments for Changes in Capital Structure; Restrictions.
          9.1 Adjustments. Subject to any required action by the stockholders of the Company, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of stock, appropriate and proportionate adjustments shall be made in the number of Unvested Shares, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.
          9.2 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. The Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
          9.3 Fractional Shares. The Company shall not be required to issue fractional shares resulting from an adjustment pursuant to Section 9.1.
     10. Tax Withholding.
          10.1 In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of Shares or the issuance of Shares. The Company shall have no obligation to deliver Shares until the tax withholding obligations of the Company have been satisfied by the Participant.
          10.2 Assignment of Sale Proceeds; Payment of Tax Withholding by Check. To the extent it deems appropriate, the Company may permit the Participant to satisfy the

Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for either (i) delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares that are vesting in accordance with the vesting schedule set forth in the Grant Notice, or (ii) payment by check. The Participant shall deliver written notice of any such permitted election to the Company on a form specified by the Company for this purpose at least thirty (30) days (or such other period established by the Company) prior to the date the Shares vest. If the Participant elects payment by check, the Participant agrees to deliver a check for the full amount of the required tax withholding to the applicable Participating Company on or before the third business day following the date the Shares vest. If the Participant elects to payment by check but fails to make such payment as required by the preceding sentence, the Company is hereby authorized, at its discretion, to satisfy the tax withholding obligations through any means authorized by this Section 10.2, including by directing a sale for the account of the Participant of some or all of the Shares that are vesting from which the required taxes shall be withheld, by withholding from payroll and any other amounts payable to the Participant or by withholding shares in accordance with Section 10.3.
          10.3 Withholding in Shares. The Company may require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the Shares otherwise deliverable to the Participant a number of whole Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.
     11. Miscellaneous Provisions.
          11.1 Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.
          11.2 Nontransferability of the Award. No Unvested Shares shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
          11.3 Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
          11.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
          11.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
               (a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
               (b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 11.5 of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 11.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 11.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 11.5(a).
          11.6 Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Award, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive the issuance and/or vesting of Shares and shall remain in full force and effect.
          11.7 Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.
          11.8 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     The parties have executed this Agreement as of the date first set forth above.
Immersion Corporation
By:
Its:
RECIPIENT:
Signature
Please Print Name

RECEIPT AND CONSENT
     The undersigned Participant hereby acknowledges receipt of a photocopy of Certificate No. -                     for                                      shares of Common Stock of Immersion Corporation (the “Company”).
     The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Restricted Stock Agreement that Participant has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the original of the aforementioned certificate issued in the undersigned’s name. To facilitate any transfer of Shares to the Company pursuant to the Restricted Stock Agreement, Participant has executed the attached Assignment Separate from Certificate.
Dated:                                         , 20
Signature
Please Print Name

STOCK POWER AND ASSIGNMENT
SEPARATE FROM STOCK CERTIFICATE
     FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement dated as of                                         ,                     , [COMPLETE AT THE TIME OF PURCHASE] (the “Agreement”), the undersigned Participant hereby sells, assigns and transfers unto                                         ,                       shares of the Common Stock $0.001, par value per share, of Immersion Corporation, a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).                      [COMPLETE AT THE TIME OF PURCHASE] delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.
Dated:                                         ,

PARTICIPANT

(Signature)

(Please Print Name)
Instructions to Participant: Please do not fill in any blanks other than the signature line. The purpose of this document is to enable the Company and/or its assignee(s) to acquire the shares upon exercise of its “Reacquisition Right” set forth in the Agreement without requiring additional action by the Participant.